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                                                                   Exhibit 10.22


                                    EXHIBIT D

                         PATENT AND INVENTION DISCLOSURE
                        ASSIGNMENT AND LICENSE AGREEMENT

         This Agreement is made effective as of February 26, 1998 ("Effective Date"), between Micron Electronics, Inc. ("MEI"), a corporation having an office at 900 East Karcher Road, Nampa, Idaho 83687, and MCMS, Inc. (f/k/a Micron Custom Manufacturing Services) ("MCMS"), a corporation having a place of business at 16399 Franklin Road, Nampa, Idaho 83687.

         Whereas, this Agreement is made pursuant to, and is attached as a Exhibit to, that Recapitalization Agreement dated December 21, 1997 by and among MCMS, MEI, and Cornerstone Equity Investors IV, L.P.;

         Whereas MEI is the owner of certain United States patents, patent applications, and invention disclosures; and

         Whereas MCMS desires to acquire MEI's entire right, title and interest in and to the Patents, as defined below; and

         Whereas MEI is willing to assign the Patents to MCMS for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and on the terms and conditions set forth in this Agreement;

         Now, therefore, MEI and MCMS hereby agree to the following:

1.      Definitions

        1.1. "Affiliates" shall mean MEI's Subsidiaries, MEI's Parent, and the Subsidiaries of MEI's Parent.

        1.2. "Subsidiary" shall mean a corporation, company, or other legal entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by MEI or Micron Technology, Inc.; or (ii) which does not have outstanding shares or securities, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company, or other entity is, now or hereafter, owned or controlled, directly or indirectly, by MEI or Micron Technology, Inc.

        1.3. "Parent" shall mean a corporation, company, or other legal entity (i) owning or controlling, directly or indirectly, now or hereafter, more than fifty percent (50%) of the outstanding shares or securities (representing the

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                           right to vote for the election of directors or other
                           managing authority) of MEI; or (ii) owning or controlling, now or hereafter, directly or indirectly, more than fifty percent (50%) of the ownership interest that represents the right to make decisions for MEI.

                  1.4. "Patents" shall mean United States patents listed in Exhibit A, United States patent applications listed in Exhibit B, and MEI invention disclosures listed in Exhibit C, including all divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, foreign counterparts or equivalents thereof, and all inventions claimed or disclosed within the foregoing.

         2.       Warranties

                  2.1. MEI warrants that it is the sole owner of the Patents, that MEI has not previously granted any assignment or exclusive license in or to the Patents to any third party, and that MEI has the full right and capacity to assign the Patents to MCMS, and to enter into and carry out its obligations under this Agreement, without conflicting with any other obligation of MEI.

         3.       Assignment and Grant Back License

                  3.1. MEI agrees to assign, and hereby does assign, to MCMS, MEI's entire right, title and interest in and to the Patents, including without limitation, damages and payments for past or future infringements thereof, if any, and the right to bring suit and recover against any third party for acts of infringement occurring before the date of this Agreement, if any. MEI agrees to execute, concurrently herewith, a formal assignment document (the "Assignment") for the Patents in the form attached hereto. In the event of any conflict between the provisions of this Agreement and the Assignment, the provisions of this Agreement shall take precedence.

                  3.2. Within thirty (30) days after the date of this Agreement, MEI will deliver to MCMS all documentation in MEI's possession or control relating to the Patents. MEI may, at its discretion, retain a copy of any documentation provided to MCMS pursuant to this subparagraph.

                  3.3. MCMS hereby grants MEI and MEI's Affiliates, an irrevocable (except as set forth in Section 3.6), non-transferable, fully paid up, worldwide, non-exclusive license to practice all inventions covered by the Patents, and to make and have made, use, offer for sale, sell, and lease products, which, without the license granted hereunder, would constitute an infringement of the Patents. MEI shall have no right to sublicense the Patents to any third party without the prior written consent of MCMS, which consent shall not

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                           be unreasonably withheld, provided, however, that
                           MCMS's failure to consent to MEI's grant of a sublicense to an MCMS competitor shall not be deemed to be unreasonable.

                  3.4. MEI and MEI's Affiliates shall not assign or transfer any of its rights granted hereunder without the prior written consent of MCMS. Notwithstanding the foregoing, an assignment or transfer of the Agreement and the licenses granted therein may be effected by operation of law, such as for example, by merger, consolidation, sale of the business or assets, reincorporation, or nonbankruptcy reorganization.

                  3.5. Neither MCMS nor MEI shall be required to disclose or to license to the other any inventions and improvements relating to the Patents which are first conceived after the Effective Date.

                  3.6. This Agreement shall commence on the Effective Date and shall continue thereafter in perpetuity; provided, however, that either party may, upon ninety
                           (90) days written notice to the other party, terminate this Agreement in the event of a material breach thereof by such party; provided, further, that if such breach is cured within such ninety (90) day period, this Agreement shall not be so terminated.

         4.       Miscellaneous

                  4.1. Except as set forth in the Recapitalization Agreement, both MEI and MCMS neither warrant nor represent that the use of the Patents will not result in infringement of any patents of any third party.

                  4.2. MEI shall indemnify and hold MCMS and its Affiliates and their respective officers, directors, employees, agents, shareholders, principals, successors and assigns harmless from and against any claims, judgments, damages, costs (including attorneys' fees) and expenses arising out of MEI's and MEI's Affiliates' practice of the Patents under this Agreement, including without limitation any claim alleging infringement or misappropriation of third party intellectual property rights.

                  4.3. MEI shall, at MCMS' expense, cooperate with and assist MCMS in the provision of documents and information in connection with the Patents as reasonably necessary to effectuate the procurement and maintenance of the Patents. MCMS shall have the exclusive right, but shall not be obligated, to take appropriate legal action against any third party that to its knowledge infringes the Patents.

                  4.4. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the parties hereto referring specifically to this

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                 Agreement and stating the parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the party hereto sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

        4.5. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below or to such other address or to the attention of such other person as one party may designate by written notice to the other party hereto.

        NOTICES TO MEI SHALL BE ADDRESSED TO:

                  Micron Electronics, Inc.
                  900 East Karcher Road
                  Nampa, Idaho  83687
                  Attention:  General Counsel
                  Telecopy No:  (208) 893-8711

                  WITH A COPY TO:
                  (which shall not constitute notice to MEI)

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Barry A. Bryer
                  Telecopy No:  (212) 403-2000

                  NOTICES TO MCMS SHALL BE ADDRESSED TO:

                  MCMS, Inc.
                  16399 Franklin Road
                  Nampa, Idaho 83687
                  Attention:  President
                  Telecopy No:  (208) 898-2789

                  WITH A COPY TO:
                  (which shall not constitute notice to MCMS)

                  Cornerstone Equity Investors, L.L.C.
                  717 Fifth Avenue



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                  Suite 1100
                  New York, New York  10022
                  Attention:  Tony Downer
                              Michael E. Najjar
                  Telecopy No:   (212) 826-6798

                  and

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York  10022
                  Attention:  Frederick Tanne
                  Telecopy No:  (212) 446-4900

         4.6 The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

         4.7 The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

         4.8 This Agreement and the Recapitalization Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

         4.9 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         4.10 Except as specifically provided herein, neither MEI nor MCMS shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, and nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

         4.11 The terms and conditions of this Agreement shall be governed by and interpreted under the laws of the State of Idaho, and may not be superseded, amended or modified except by written agreement between

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                  the parties. Any litigation brought by a party to this
                  agreement shall be brought exclusively in the state or federal courts located in Idaho.

                  In witness whereof, this Agreement has been executed by duly authorized representatives of the parties on the date below.


Micron Electronics, Inc.                   MCMS, Inc.


By: /s/ T. Erik Oaas                       By: /s/ Robert F. Subia
    ---------------------------------          ---------------------------------
    T. Erik Oaas                               Robert F. Subia
    Executive Vice President,                  President and Chief Executive
    Finance and Chief Financial Officer        Officer

Date: February 26, 1998                    Date: February 26, 1998



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